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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2004

Anacomp, Inc.
(Exact name of registrant as specified in charter)

Indiana	001-08328	35-1144230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15378 Avenue of Science, San Diego, CA (Address of principal executive offices)		92128 (Zip Code)

        Registrant's telephone number, including area code (858) 716-3400

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 13, 2004, the Board of Directors of Anacomp, Inc. amended Section 1.2 of the Company's Bylaws to permit one or more shareholders beneficially owning at least 15% of the outstanding shares to call a special meeting of shareholders. The text of that amended section of the Bylaws is attached as Exhibit 99.1.

INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION

        Information regarding persons who may be deemed to be participants in the solicitation of proxies on behalf of Anacomp in connection with the 2004 Annual Meeting of Stockholders has been filed by Anacomp with the Securities and Exchange Commission on Schedule 14A.

        Investors are urged to read Anacomp's proxy statement and additional solicitation materials when they become available and other relevant documents filed with the SEC by Anacomp because they will contain important information.

        Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Anacomp will be available free of charge by contacting Anacomp, Inc., 15378 Avenue of Science, San Diego, California 92128 (858) 716-3614.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Amended Section 1.2 of Bylaws

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anacomp, Inc.
Date: January 21, 2004	By:	/s/ PAUL J. NAJAR Executive Vice President, Administration and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended Section 1.2 of Bylaws

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INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION
SIGNATURES
EXHIBIT INDEX